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                                                                  Exhibit T3A(1)

                          CERTIFICATE OF INCORPORATION

                                       OF

                               BDK HOLDINGS, INC.


     ONE: The name of this corporation is: BDK Holdings, Inc.
     ---

     TWO: The address of its registered office in the State of Delaware is 15 E.
     ---
North Street, in the City of Dover, County of Kent. The name of its registered agent at such address is Incorporating Services, Ltd.

     THREE: The nature of the business or purposes to be conducted or promoted
     -----
is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law ("DGCL").

     FOUR: The total number of shares of all classes of stock which the
     ----
corporation shall have authority to issue is Fourteen Million (14,000,000), consisting of:

           (a) Ten Million (10,000,000) shares of common stock having a par value of one cent ($.01) per share (the "Common Stock"); and

           (b) Four Million (4,000,000) shares of preferred stock having a par value of one cent ($.01) per share (the "Preferred Stock").

     Preferred Stock.
     ---------------

     The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and, subject to Article FIVE hereof, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

     FIVE: The corporation shall not create, designate, authorize or cause to be
     ----
issued any class or series of

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nonvoting stock. For purposes of this Article FIVE, any class or series of stock, including any series of Preferred Stock, that has only such voting rights as are mandated by the DGCL shall be deemed to be nonvoting stock subject to the restrictions of this Article FIVE.

         SIX:  The authorized number of directors of the corporation is 7.
         ----

         SEVEN: The following provisions are inserted for the management of the
         -----
business and the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

                A. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by the DGCL or by this Certificate of Incorporation or the Bylaws of the corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation.

                B. The Board of Directors may adopt, amend or repeal the Bylaws of this corporation.

                C.  Election of directors need not be by written ballot.

         EIGHT: The officers of the corporation shall be chosen in such a
         -----
manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

         NINE: No director of the corporation shall be personally liable to the
         ----
corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which such director derived an improper personal benefit. This Article NINE is also contained in Article VIII, Section 1 of the corporation's Bylaws. No amendment to or repeal of this Article NINE shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If

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the DGCL is amended hereafter to further eliminate or limit the personal liability of directors, the liability of a director of the corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as amended.

         TEN: A.   Right to Indemnification. Each person who was or is made a
         ---       ------------------------
party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving (during his or her tenure as director and/or officer) at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by the corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the DGCL (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article TEN or otherwise.

              B.   Right of Claimant to Bring Suit. If a claim under paragraph
                   -------------------------------
A of this Article TEN is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL (or other applicable law) for the corporation to indemnify the claimant for the amount claimed,

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but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (or of its full Board of Directors, its directors who are not parties to the Proceeding with respect to which indemnification is claimed, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL (or other applicable law), nor an actual determination by any such person or persons that such claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

          C. Non-Exclusivity of Rights. The rights conferred by this Article TEN
             -------------------------
shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the DGCL or any other statute, or any provision contained in the corporation's Certificate of Incorporation or Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

          D. Insurance and Trust Fund. In furtherance and not in limitation of
             ------------------------
the powers conferred by statute:

             (1) the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of law; and

             (2) the corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

          E. Indemnification of Employees and Agents of the Corporation. The
             ----------------------------------------------------------
corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent

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of the corporation to the fullest extent of the provisions of this Section or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

          F. Amendment. This Article TEN is also contained in Article VIII,
             ---------
Sections 2 through 7 of the corporation's Bylaws. Any repeal or modification of this Article TEN shall not change the rights of an officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

     ELEVEN: The corporation reserves the right to alter, amend, rescind or
     ------
repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

     TWELVE: The name and mailing address of the sole incorporator is as
     ------
follows:

                          C.A. Webb
                          Irell & Manella
                          1800 Avenue of the Stars
                          Suite 700
                          Los Angeles, California  90067

     I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts stated are true, and accordingly, have hereto set my hand this 10th day of December, 1991.

                                               /s/ CA Webb
                                               ---------------------------------
                                               C.A. Webb, Incorporator

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                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               BDK HOLDINGS, INC.
                               -----------------

     BDK HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. Article SIX of the Certificate of Incorporation of this corporation is amended to read in full as follows:

        "SIX: The Board of Directors shall consist of not less than seven (7)
         ---
nor more than nine (9) directors. The exact number of directors within the limits specified shall be set, and may be changed from time to time, by a resolution duly adopted by the Board of Directors or the stockholders."

     2. Said Amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the approval of the Board of Directors of the corporation and by the affirmative vote of the holders of at least a majority of the outstanding stock entitled to vote.

     IN WITNESS WHEREOF, BDK HOLDINGS, INC. has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its President and attested by its Secretary this 15 day of February, 1994.

                                            BDK HOLDINGS, INC.


                                            By /s/ Julian Galperson
                                               --------------------------------
                                               Julian Galperson, President

Attest:


/s/ Beatrice Turner
--------------------------
Beatrice Turner, Secretary

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               BDK HOLDINGS, INC.
                               ------------------
                             a Delaware corporation

     BDK Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. That Article SIX of the Certificate of Incorporation of this corporation is amended to read in full as follows:

          "SIX: The number of directors which shall constitute the Board of
           ---
Directors shall be as provided in the bylaws of the corporation."

     2. Said Amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, by approval of the Board of Directors of the corporation and by the affirmative vote of the holders of at least of a majority of the outstanding stock entitled to vote.

     IN WITNESS WHEREOF, BDK HOLDINGS, INC. has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its President this 9th day of July, 1999.

                                            BDK HOLDINGS, INC.


                                            By /s/ Thomas M. Healy
                                               ------------------------
                                               Tom Healy, President